UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ENDURO ROYALTY TRUST
(Exact name of registrant as specified in its charter)

Delaware	45-6259461
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

919 Congress Avenue, Suite 500
Austin, Texas 78701
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Trust Units representing beneficial interests in the Trust	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐
Securities Act registration statement file number to which this form relates: 333-174225
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the trust units representing beneficial interests in Enduro Royalty Trust (the “Registrant”) is set forth under the captions “Prospectus Summary—The Offering,” “Projected Cash Distributions,” “Description of the Trust Agreement” and “Description of the Trust Units” in the prospectus included in the Registrant’s Registration Statement on Form S-l (Registration No. 333-174225), initially filed with the Securities and Exchange Commission on May 16, 2011 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.
Item 2. Exhibits.
     None. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Enduro Royalty Trust
	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: November 1, 2011	By:	/s/ Michael J. Ulrich
Michael J. Ulrich
Vice President